				 BY - LAWS

				     OF

			     STERLING SUGARS, INC.

			     a Delaware Corporation

				  AS AMENDED

			       February 2, 1996

Offices

   1. The principal office shall be in the city of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof is the Corporation Trust Company.

   2. The Corporation may also have offices in the City of New Orleans, State of Louisiana, and at Franklin, St. Mary Parish, Louisiana, and also offices at such other places as the board of directors may from time to time appoint or the business of the corporation may require.

Seal

   3. The Corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Stockholders' Meetings

   4. All meetings of the stockholders for the election of directors shall be held at the office of the corporation in Franklin, Louisiana. Special meetings of stockholders for any other purpose may be held at such place and time as shall be stated in the notice of the meeting.

   5. An annual meeting of the stockholders for the election of directors shall be held at the office of the corporation in Franklin, Louisiana. Special meetings of stockholders for any other purpose may be held at such place and time as shall be stated in the notice of the meeting.

   6. The holders of a majority of the stock issued and outstanding, and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the certificate of incorporation or by these by-laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person, or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally notified.

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   7.  At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation, and except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election of directors which shall have been transferred on the books of the corporation within twenty days next preceding such election of directors.

   8. Written notice of the annual meeting shall be mailed to each stockholder entitled to vote thereat at such address as appears on the stock ledger of the corporation at least ten (10) days prior to the meeting.

   9. A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetic order, with the residence of each and the number of voting shares held by each, shall be prepared by the secretary and filed in the office where the election is to be held, at least ten days before every election is to be held, at least ten days before every election , and shall at all times, during the usual hours of business and during the whole time of said election, be open to the examination of any stockholder.

   10. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

   11. Business transacted at all special meetings shall be confined to the objects stated in the call.

   12. Written notice of a special meeting of stockholders, stating the time and place and object thereof, shall be mailed, postage prepaid at least ten
   (10) days before such meeting, to each stockholder entitled to vote thereat at such address as appears on the books of the corporation.

Directors

   13. The number of directors which shall constitute the whole board shall be seven (7). Directors need not be stockholders. They shall be elected at the annual meeting of the stockholders, and each director shall be elected to serve until his successor shall be elected and shall qualify.

   14. The directors may hold their meetings and keep the books of the corporation, except the original or duplicate stock ledger, outside of Delaware, at the office of the corporation in the City of New Orleans, La., or at such other places as they may from time to time determine.

   15. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, a majority of the remaining directors, through less that a quorum, shall choose a successor or successors, who shall hold office for

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   the unexpired term in respect to which such vacancy occurred or until the next election of directors.

   16. The property and business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

Committee of Directors

   17. The board of directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

   18. The committees shall keep regular minutes of their proceedings and report the same to the board when required.

Compensation of Directors

   19. Directors, as such, shall not receive any stated salary for their services, but by resolution of the board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board, provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

   20. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Meetings of the Board

   21. The first meeting of each newly elected board shall be held at such time and place either within or without the State of Delaware as shall be fixed by the vote of the stockholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting; provided a majority of the whole board shall be present; or they may meet at such place and time as shall be fixed by the consent in writing of all the directors.

   22. Regular meeting of the board may be held without notice at such time and place either within or within the State of Delaware as shall from time to time be determined by the board.

   23. Special meetings of the board may be called by the president on one(1) day's notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.


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   24.  At all meetings of the board not less than four (4) directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the directors present an any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation or by these by-laws.

Officers

   25. The officers of the corporation shall be chosen by the directors and shall be a chairman of the board, a president, a vice president, a secretary, a treasurer and a general manager. The board of directors may also choose additional vice presidents, assistant secretaries and assistant treasurers. The chairman of the board may hold at the same time any other office. The secretary and treasurer may be the same person, or the vice president may hold at the same time the office of secretary or treasurer. The office of general manager may be combined with any other office.

   26. The board of directors, at its first meeting after each annual meeting of stockholders shall choose a chairman of the board and a president from its members, and one or more vice presidents, a secretary and a treasurer, none of whom need be a member of the board.

   27. The board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

   28. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

   29. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the board of directors.

The Chairman of the Board

   30A. The chairman of the board shall president at all meetings of all stockholders and directors, shall be ex officio a member of all standing committees, and shall perform such other duties as may be designated by the board of directors.

The President

   30. The president shall be the chief executive officer of the corporation, he shall be ex officio a member of all standing committees and shall see that all orders and resolutions of the board are carried into effect.

   31. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

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Vice President

   32. The vice presidents in the order of their seniority shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties as the board of directors shall prescribe.

The Secretary and Assistant Secretaries

   33. The secretary shall attend all sessions of the board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be.
   He shall keep in safe custody the seal of the corporation and, when authorized by the board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary.

   34. The assistant secretaries in order of their seniority shall in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties as the board of directors shall prescribe.

The Treasurer and Assistant Treasurers

   35. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

   36. He shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

   37. If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

   38. The assistant treasurers in the order of their seniority shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties as the board of directors shall prescribe.

The General Manager

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   39.  The general manager shall be the operating officer, having direct supervision and control of all of the properties of the corporation and direct management of same. He shall have the power to employ and discharge all workmen for the corporation and shall generally supervise and manage the properties and operating business of the corporation.

Certificates of Stock

   40. The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the president or a vice president and the secretary or an assistant secretary. If the corporation has a transfer agent or an assistant transfer agent or a transfer clerk acting on its behalf and a registrar, the signature of any such officer may be facsimile.

Transfer of Stock

   41. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Closing of Transfer Books

   42. The board of directors shall have power to close the stock transfer books of the corporation for a period not exceeding fifty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversation or exchange of capital stock shall go into effect or for a period of not exceeding fifty days in connection with obtaining the consent of stockholders for any purpose, provided, however, that in lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders, and only such stockholders as shall stockholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after such record date fixed as aforesaid.

Registered Stockholders

   43. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and,

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   accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Lost Certificates

   44. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates heretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, and the board of directors, when authorizing such issue of a new certificate or certificates, may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation.

   45. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other persons as the board of directors may from time to time designate.

Fiscal Year

   46. The fiscal year shall begin the first day of February in each year, and shall end on the 31st day of January in each year.

Dividends

   47. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock.

   48. Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

Directors' Annual Statement

   49. The board of directors shall present at each annual meeting and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the corporation.

Notices

   50.  Whenever under the provisions of these by-laws notice is required to


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   be given to any director of stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by notice, but such notice may be given in writing, by mail, by depositing the same in the post office or letter box, in a postpaid sealed wrapper, addressed to such director or stockholder at such address as appears on the books of the corporation, or, in default of other address, to such director or stockholder at the General Post Office in the City of Wilmington, Delaware, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

   51. Any notice required to be given under these by laws may be waived in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein.

Amendment

   52. These by-laws may be altered or repealed by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, at any regular meeting of the stockholders or at any special meeting of the stockholders if notice of the proposed alteration or repeal be contained in the notice of such special meeting, or by the affirmative vote of a majority of the board of directors at any regular meeting of the board or at any special meeting of the board if notice of the proposed alteration or repeal be contained in the notice of such special meeting; provided, however, that no change of the time or place for the election of directors shall be made within sixty days next before the day on which such election is to be held, and that in case of any change of such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address at least twenty days before the election is held.



























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